                                                                 EXHIBIT (g)(ii)


                                   SCHEDULE A
                          CUSTODIAN SERVICES AGREEMENT

1.    Schwab California Municipal Money Fund                        November 6, 1990
      (formerly Schwab California Tax-Exempt Money Fund)

2.    Schwab Money Market Fund                                      April 8, 1991

3.    Schwab Government Money Fund                                  April 8, 1991

4.    Schwab Municipal Money Fund                                   May 3, 1991

5.    Schwab US Treasury Money Fund                                 November 5, 1991

6.    Schwab Value Advantage Money Fund                             February 7, 1992

7.    Schwab Institutional Advantage Money Fund                     November 26, 1993

8.    Schwab Retirement Money Fund                                  November 26, 1993

9.    Schwab New York Municipal Money Fund                          November 8, 1994
      (formerly Schwab New York Tax-Exempt Money Fund)

10.   Schwab Government Cash Reserves Fund                          October 20, 1997

11.   Schwab New Jersey Municipal Money Fund                        January 20, 1998

12.   Schwab Pennsylvania Municipal Money Fund                      January 20, 1998

13.   Schwab Florida Municipal Money Fund                           February 16, 1998


                                   PNC Bank

                                   By:      /s/ Joseph T. Gramlich
                                            ----------------------
                                            Joseph T. Gramlich
                                   Title:   Senior Vice President


                                   THE CHARLES SCHWAB FAMILY OF FUNDS


                                   By:      /s/ William J. Klipp
                                            --------------------
                                            William J. Klipp
                                   Title:   Executive Vice President and Chief
                                            Operating Officer